Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
DAG Media, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1999 Stock Option Plan of DAG Media, Inc. of our report dated January 21, 2005, with respect to the consolidated financial statements of DAG Media, Inc. included in its annual report on Form 10-KSB/A for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP
New York, New York

August 11, 2005